                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                           RESTRICTED STOCK AGREEMENT
                           --------------------------

         American Business Financial Services, Inc. (the "Corporation") hereby awards Barry Epstein ("Grantee") the restricted stock specified herein, as of December 24, 2003 (the "Award Date"), in accordance with the terms and conditions specified in this Restricted Stock Agreement, and pursuant to the requirements contained in Section 4(a) of the Employment Agreement, dated as of December 24, 2003, between the Corporation and the Grantee (the "Employment Agreement"). Capitalized terms used in this Restricted Stock Agreement and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

         1. Share Award. Subject to Section 2(f) hereunder, the Corporation hereby awards the Grantee 200,000 shares (the "Shares") of common stock, par value $.001 per share, of the Corporation pursuant to the terms and conditions and subject to the restrictions hereinafter set forth.

         2. Restrictions on Transfer and Restricted Period.

                  (a) During the period (the "Restricted Period") commencing on the Award Date and until the Shares are vested as provided in this Restricted Stock Agreement, the unvested Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Grantee, except as hereinafter provided.

                  (b) The Shares shall vest as follows:

                           (1) One Hundred Thousand (100,000) Shares will become vested as of the earlier of the following:

                                    (i) on the last day of the first calendar month during the Term or Renewal Term in which Wholesale Originations reach $100 million; or

                                    (ii) on the first day of the month following any month in 2004 in which the Corporation loses its warehouse lines or is unable or fails to maintain warehouse lines in amounts sufficient to achieve monthly Wholesale Originations of $100 million.

                           (2) An additional One Hundred Thousand (100,000) Shares will become vested as of the last day of the first calendar month during the Term or Renewal Term in which Wholesale Originations reach $200 million.

                           (3) Any Shares not previously vested shall immediately vest upon (i) the effective date on which Anthony J. Santilli, Jr. ceases to be the Chief Executive Officer of the Corporation; (ii) the effective date of any merger, consolidation or other transaction involving the Corporation in which: (A) the Corporation is not the resulting or surviving entity and (B) the voting shareholders of the Corporation immediately prior to the effectiveness of such transaction cease to control at least a majority of the voting shares or interests of the resulting or surviving entity; or
                                    (iii) the effective date of any sale of
                                    substantially all of the assets of the
                                    Corporation to any entity other than an
                                    entity controlled by the Corporation or an entity owned by shareholders holding not less than a majority of the voting shares of the Corporation immediately prior to the effectiveness of such transaction.

                           (4) If prior to January 1, 2005, Grantee's employment with the Corporation is terminated by the Corporation Without Cause, or if Grantee resigns for Good Reason, then, subject to the conditions relating to delivery of a General Release contained in
                                    Section 7 of the Employment Agreement,
                                    100,000 Shares shall vest after the tenth business day following the delivery of the foregoing General Release.

                           (5) If on or after January 1, 2005, Grantee's employment with the Corporation is terminated by the Corporation Without Cause, or if Grantee resigns for Good Reason, then, subject to the conditions relating to delivery of General Release contained in
                                    Section 7 of the Employment Agreement, all remaining unvested Shares shall vest after the tenth business day following the delivery of the foregoing General Release.

                           (6)      If Corporation terminates Grantee's
                                    employment in February 2005, because monthly
                                    Wholesale Originations did not reach $100 million for at least one calendar month before February 1, 2005, then, subject to the conditions relating to delivery of a General Release contained in Section 7 of the Employment Agreement, a portion of the Restricted Shares shall become vested. The number of vested Restricted Shares shall be calculated by multiplying 100,000 by the fraction in which the numerator is the dollar amount of the highest Wholesale Originations achieved in any calendar month prior to the date of termination and the denominator is $100,000,000.

                           (7) If Grantee's employment terminates due to his death or Disability and none of the Shares have become vested as of the date of termination due to death or Disability, then a portion of the Restricted Shares shall become vested. The number of vested Restricted Shares shall be calculated by multiplying 100,000 by the fraction in which the numerator is the dollar amount of the highest Wholesale Originations achieved in any calendar month prior to the date of termination and the denominator is $100,000,000.

                  (c) Any Shares that have not vested as of the date of termination of employment of Grantee by the Corporation or as a consequence thereof will automatically be forfeited, cancelled and revert back to the Corporation, except as otherwise provided in Section 7 of the Employment Agreement.

                  (d) The Corporation's Compensation Committee (the "Committee") shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares covered by this Restricted Stock Agreement, or to remove any or all of such restrictions, whenever the Committee may determine that such action is appropriate by reason of changes in applicable tax or other laws, or other changes in circumstances occurring after the commencement of the Restricted Period.

                  (e) If there are any conflicts between this Section 2 of the Restricted Stock Agreement and the Employment Agreement, the provisions of the Employment Agreement shall be controlling.

                  (f) The Grantee's issuance and receipt of the Shares pursuant to this Restricted Stock Agreement is subject to the Corporation properly filing with The NASDAQ Stock Market a Notification Form: Listing of Additional Shares (the "NASDAQ Form") in such a manner that prevents the Corporation from being in violation of the rules and regulations of The NASDAQ Stock Market. The Corporation hereby agrees to use its best efforts to take all such action as may be necessary to assure that the NASDAQ Form is properly filed and accepted by The NASDAQ Stock Market.

      3. Certificates for the Shares.

                  (a) The Corporation shall issue a certificate (or certificates) in the name of the Grantee with respect to the Shares, and shall deliver such certificate (or certificates) to the Grantee within ten (10) days after the Award Date. Until expiration of the Restricted Period, such certificate (or certificates) shall bear the following restricted legend (the "Restrictive Legend"):

                               The transfer, assignment, pledge, sale and encumbrance of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Restricted Stock Agreement dated December 24, 2003 between Barry Epstein and American Business Financial Services, Inc. Copies of such agreement are on file in the office of the Secretary of American Business Financial Services, Inc.

         (b) The Grantee further agrees that within five (5) business days after an event resulting in forfeiture of any of the Shares in accordance with the Restricted Stock Agreement, the Grantee shall submit the original certificates representing such Shares for cancellation by the Corporation, together with stock powers in favor of the Corporation. The Corporation shall deliver to Grantee, within five (5) business days after receipt of any certificate for surrender pursuant to the foregoing sentence, a new certificate representing the balance of any vested Shares covered by such certificate.

         (c) The following two paragraphs shall be applicable if, on the Award Date, the Shares subject to this Award has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

                  (1) The Grantee hereby agrees, warrants and represents that Grantee is acquiring the Shares to be issued pursuant to this Restricted Stock Agreement for Grantee's own account as compensation under the Employment Agreement, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. The Grantee further agrees that Grantee will not at any time make any offer, sale, transfer, pledge or other disposition of such common stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel reasonably acceptable to the Corporation to the effect that the proposed transaction will be exempt from such registration. The Grantee shall execute such instruments, representations, acknowledgments and agreements as the Corporation may, in its reasonable discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law.

                  (2) The certificates for Shares to be issued pursuant to this Restricted Stock Agreement shall bear the following securities legend (the "Securities Legend"):

                                The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for the holder's own account and not for resale or distribution and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel reasonably acceptable to the Corporation that the proposed transaction will be exempt from such registration.

                  (3) The Securities Legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel reasonably acceptable to the Corporation that said registration is no longer required.

                  (4) The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

         4. Grantee's Rights. Except as otherwise provided herein, the Grantee, as owner of the Shares, shall have all rights of a stockholder with respect to the Shares (other than those which are forfeited in accordance with the terms of this Restricted Stock Agreement), including, without limitation, voting rights, the right to dividends in cash and stock, and the right to notice of and to participate in meetings of stockholders.

         5. Expiration of Restricted Period; Rule 144. The Shares as to which the Restricted Period shall have lapsed or expired shall no longer be required to include the Restrictive Legend and Grantee may surrender his certificate for reissuance accordingly. Notwithstanding the foregoing, the Securities Legend shall continue to be included on the certificates until registration occurs or an opinion of counsel reasonably acceptable to the Corporation has been obtained concluding that registration is no longer required. So long as the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Corporation shall use all reasonable efforts to file with the Securities and Exchange Commission ("SEC") such information as the SEC may require to enable Grantee to rely upon Rule 144 under the Securities Act and shall cooperate with Grantee's efforts to comply with Rule 144 or other applicable exemptions under the Securities Act.

         6.       Piggyback Registration Rights

                  (a) If at any time after Shares have vested in accordance with the terms of this Restricted Stock Agreement, the Corporation proposes to register any of its common stock under the Securities Act on a form that permits inclusion of the Shares and under applicable state securities laws (the "State Acts"), the Corporation shall give prompt written notice to Grantee of its intention to do so. Upon the written request of Grantee made within 10 days after the receipt of any such notice, which written request shall specify the number of Shares Grantee desires to be registered, the Corporation shall use commercially reasonable efforts to cause all such Shares of such shareholder to be registered under the Securities Act, and State Acts under which the Corporation intends to register, to permit the sale of such Shares in accordance with the plan of distribution of the majority of the common stock to be registered by such registration statement. Notwithstanding anything contained herein to the contrary, the Corporation shall have the right to discontinue any registration of such Shares of such shareholder at any time prior to the effective date of such registration if the proposed registration of common stock giving rise to the Corporation's notice under this Section 6(a) is discontinued for any reason.

         (b) If Grantee shall request inclusion of any Shares held by him in the registration of other common stock of the Corporation and such proposed registration by the Corporation is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Corporation in writing that inclusion in such registration of all proposed securities (including securities being offered by or on behalf of the Corporation and securities covered by requests for registration) would adversely affect the marketability of the offering of the securities proposed to be registered by the Corporation, then such shareholder shall only be entitled to participate pro rata (based on the number of shares owned by the respective holders) with the other shareholders having similar piggyback incidental registration rights with respect to such registration to the extent the managing underwriter determines that such Shares may be included without such adverse effect on the Corporation's offering.

         (c) The rights of Grantee to have the Shares included in such a registration under this Section shall expire on December 31, 2008.

         7. Demand Registration Rights.

                  (a) At any time after all of the Shares have vested in accordance with the terms of this Restricted Stock Agreement, the Corporation shall, to the extent that, in the opinion of counsel to the Corporation, the Corporation is legally qualified and entitled to do so under the Securities Act, upon receipt of a written request of Grantee, promptly prepare and file under the Securities Act a registration statement on Form S-8 (or any successor form) in respect of such Shares and use its commercially reasonable efforts to cause such registration statement to become effective. The Corporation shall be required to prepare and file under the Securities Act no more than one registration statement pursuant to this Section 7 (assuming that registration statement is ultimately declared effective).

                  (b) The Grantee shall pay all expenses reasonably incident to the Corporation's performance of or compliance with the provisions of this
Section 7, including, without limitation, all registration and filing fees, fees and expenses of compliance with the Securities Act and any State Acts, printing expenses, messenger and delivery expenses, reasonable fees and disbursements of counsel for the Corporation and Grantee and all independent public accountants and other persons retained by the Corporation, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts).

                  (c) Whenever the Corporation is required to pursue the registration of any Shares under the Securities Act as provided in Section 7:

                           (1) the Corporation shall promptly prepare and file
with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current for a period not in excess of nine months as may be necessary in accordance with the intended methods of disposition by the Grantee;

                           (2) the Corporation will furnish to Grantee such
number of copies of such registration statement and each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Shares;

                           (3) the Corporation will notify Grantee at any time
when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and Grantee shall discontinue any sale of Shares until Grantee has been advised that the registration statement has been amended, supplemented or otherwise no longer contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (4) the Corporation will use its commercially
reasonable efforts to register or qualify such Shares covered by such registration statement under such State Acts as Grantee reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Shares owned by such seller, except that the Corporation shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction.

                  (d) The rights of Grantee to demand a registration under this Section shall expire on December 31, 2008.

         8. Indemnification and Notification.

                  (a) The Corporation shall indemnify and hold harmless Grantee from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees) caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or in any amendment or supplement thereto or caused by any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses, and liabilities are caused by any such untrue statement or omission is based upon information furnished in writing to the Corporation by or on behalf of Grantee for use in any registration statement or prospectus).

                  (b) In case any action is brought against Grantee and the Corporation is notified of the commencement thereof as provided herein, the Corporation shall be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to Grantee, and after notice from the Corporation to Grantee of the Corporation's election so to assume the defense thereof, the Corporation shall not be liable under this Restricted Stock Agreement for any legal or other expense subsequently incurred by Grantee in connection with the defense thereof other than reasonable costs of investigation.

                  (c) Grantee agrees to cooperate fully with the Corporation in effecting registration and qualification of the Shares and of such distribution. Grantee shall indemnify and hold harmless the Corporation and each person who may control the Corporation within the meaning of Section 15 of the Securities Act, each director of the Corporation, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses, and liabilities (including reasonable attorneys' fees), caused by any untrue statement of a material fact contained in any such registration statement, or contained in a prospectus furnished thereunder, or any amendment or supplement thereto, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission was made in reliance upon information furnished in writing to the Corporation by Grantee or his agents or representatives for inclusion therein; provided, however, that Grantee's liability under this Section 8(c) shall not exceed the dollar amount of the proceeds obtained by Grantee from the sale of Shares under the related registration statement.

         9. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of common stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of its common stock, the number and class of Shares covered by this Restricted Stock Agreement shall be appropriately adjusted by the Committee in the same manner as other outstanding shares are adjusted. Any shares of common stock or other securities received, as a result of the foregoing, by the Grantee with respect to Shares subject to the restrictions contained in Section 2 above also shall be subject to such restrictions and the certificate or other instruments representing or evidencing such shares or securities shall be legended in the manner provided in Section 3 above.

         10. Delivery and Registration of Shares of Common Stock. the Corporation's obligation to deliver Shares hereunder shall be conditioned upon the receipt of a representation as to the intention of the Grantee not to undertake any unlawful distribution or resale of the Shares or any other person to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. Any representation regarding a lack of intent to resell or distribute shall become inoperative upon the registration of such shares or an exemption from registration under such Securities Act or other securities regulation.

         11. Grantee Service. Nothing in this Restricted Stock Agreement shall limit the right of the Corporation or any of its subsidiaries to terminate the Grantee's service as an officer or employee, or otherwise impose upon the Corporation or any of its subsidiaries any obligation to employ or accept the services of the Grantee. (This Section is not intended to limit the rights of the Grantee under the Employment Agreement).

         12. Withholding and Social Security Taxes. To the extent required to do so by law, the Corporation shall withhold from any distributions or payments to Grantee an amount sufficient to cover taxes owed as a result of issuance of the Shares hereunder or dividends or other distributions on such shares; provided, however, that to the extent that the Corporation is entitled to issue to Grantee a W-4 in accordance with the provisions of the Internal Revenue Code of 1986, as amended, and the related regulations, then no such withholding shall be required.

         13. Tax Consequences. Grantee has reviewed with Grantee's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Restricted Stock Agreement. Grantee is relying solely on such advisors and not on any statements or representations of Corporation or any of its agents. Grantee understands that Grantee (and not Corporation) shall be responsible for Grantee's own tax liability that may arise as a result of this investment or the transactions contemplated by this Restricted Stock Agreement. Grantee understands that
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes (as ordinary income) the fair market value of the Shares as of the date any "restrictions" on the Shares lapse. To the extent that a grant hereunder is not otherwise an exempt transaction for purposes of Section 16(b) of the Securities and Exchange Act of 1934 (the "1934 Act"), with respect to officers, directors and 10% shareholders, a "restriction" on the Shares includes for these purposes the period after the grant of the Shares during which such officers, directors and 10% shareholders could be subject to suit under Section 16(b) of the 1934 Act. Alternatively, Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when the restrictions on the Shares lapse, or the Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of grant.

         GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE'S SOLE RESPONSIBILITY AND NOT THE CORPORATION'S TO FILE TIMELY THE ELECTION AVAILABLE TO GRANTEE UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THAT THE CORPORATION OR ITS REPRESENTATIVES MAKE THIS FILING ON GRANTEE'S BEHALF.

         14. Arbitration. Any dispute or disagreement between Grantee and the Corporation with respect to any portion of this Restricted Stock Agreement or its validity, construction, meaning, performance or Grantee's rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") or its successor, as amended from time to time by a sole arbitrator. However, prior to submission to arbitration Grantee agrees to attempt to resolve any disputes or disagreements with the Corporation over this Restricted Stock Agreement amicably and informally, in good faith, for a period not to exceed 14 days. Thereafter, if the dispute or disagreement has not been resolved within that time period, will be submitted to arbitration. The arbitrator shall be independent and impartial, mutually acceptable to the parties and appointed by AAA. The arbitration shall be held in Philadelphia, Pennsylvania or such other location as the parties may mutually agree. At any time prior to a decision from the sole arbitrator being rendered, Grantee and the Corporation may resolve the dispute by settlement. The Grantee and the Corporation shall equally share the arbitrator's fee and the costs charged by the AAA or its successor, but Grantee and the Corporation shall otherwise be solely responsible for their own respective counsel fees and expenses. The decision of the sole arbitrator shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on Grantee and the Corporation. Further, neither Grantee nor the Corporation shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the Award and may be enforced as such in accordance with the provisions of the Award.

         15. Amendment/Choice of Law. This Restricted Stock Agreement and the Employment Agreement constitute the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and no amendment, supplement or waiver of this Restricted Stock Agreement, in whole or in part, shall be binding upon the Corporation unless in writing and signed by an authorized officer of the Corporation, other than Grantee. The validity and effect of this Restricted Stock Agreement, any disputes or controversies in any way related to or arising out of this Restricted Stock Agreement or the Shares, and the construction and meaning of this Restricted Stock Agreement shall be determined under and governed by the laws of the Commonwealth of Pennsylvania.

         16. Grantee Acceptance. Upon receipt of an executed copy of this Restricted Stock Agreement from the Corporation, the Grantee shall signify Grantee's acceptance of the terms and conditions of this Restricted Stock Agreement by signing in the space provided below and returning an original signed copy of this Restricted Stock Agreement to the Corporation no later than December ___, 2003. IF A FULLY EXECUTED COPY HEREOF HAS NOT BEEN RECEIVED BY THE CORPORATION ON OR BEFORE SUCH DATE, THE CORPORATION HAS THE RIGHT TO REVOKE THIS AWARD, AND AVOID ALL OBLIGATIONS UNDER THIS RESTRICTED STOCK AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Agreement to be executed as of the date first above written.

                                    AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                    By:____________________________
                                        Name:
                                        Title:


                                    ACCEPTED AND AGREED TO:


                                    __________________________________
                                    Barry Epstein






                 {Signature Page to Restricted Stock Agreement}